UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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DEERE & COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEERE & COMPANY

One John Deere Place
Moline, Illinois 61265

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 25, 2004

Deere’s annual stockholders’ meeting will be held on Wednesday, February 25, 2004, at 10:00 a.m. central standard time at Deere’s headquarters at One John Deere Place, Moline in Rock Island County, Illinois. You can find directions to our headquarters on the back cover of the proxy statement.
At the annual meeting, stockholders will be asked to:

•	Elect directors (see page 5).
•	Consider any other business properly brought before the meeting.

You may vote at the meeting if you were a Deere stockholder at the close of business on December 31, 2003.

To be sure that your shares are properly represented at the meeting, whether you attend or not, please sign, date and promptly mail the enclosed proxy card or voter instruction form in the enclosed envelope, or vote through the telephone or Internet voting procedures described on the proxy card or voter instruction form. If your shares are held in the name of a bank, broker or other holder of record, telephone or Internet voting will be available to you only if offered by them. Their procedures should be described on the voting form they send to you.

Along with the attached proxy statement, we are also sending you our 2003 annual report, which includes our financial statements. Most of you can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Please refer to page 3 of the proxy statement and your proxy card for further information.

For the Board of Directors,

JAMES H. BECHT
Secretary

Moline, Illinois
January 15, 2004

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE TO YOU, OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES.

PROXY STATEMENT

Why am I receiving this proxy statement?

Deere’s Board of Directors is soliciting proxies for the 2004 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of Deere common stock on December 31, 2003 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of annual meeting, proxy statement and proxy are being mailed to stockholders on or about January 15, 2004.

What will I be voting on?

•	Election of directors (see page 5).

How do I vote?

You can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

Follow the instructions on your voting instruction form. Telephone and Internet voting is available to all registered and most beneficial holders.

Stockholders voting by proxy may use one of the following three options:

•	filling out the enclosed voter instruction form, signing it, and mailing it in the enclosed postage-paid envelope;
•	voting by telephone (if available, instructions are on the voter instruction form); or
•	voting by Internet (if available, instructions are on the voter instruction form).

If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you.

The telephone and Internet voting facilities for stockholders will close at 11:59 p.m. eastern standard time on February 24, 2004. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded.

If you hold shares through one of Deere’s employee savings plans, your vote must be received by February 20, 2004 or the shares represented by the card will not be voted.

Can I change my vote?

Yes. At any time before your proxy is voted, you may change your vote by:

•	revoking it by written notice to the Secretary of Deere at the address on the cover of this proxy statement;
•	delivering a later-dated proxy (including a telephone or Internet vote); or
•	voting in person at the meeting.

If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your proxy.

How many votes do I have?

You will have one vote for every share of Deere common stock that you owned on December 31, 2003.

How many shares are entitled to vote?

There were 246,117,839 shares of Deere common stock outstanding and entitled to vote at the meeting. Each share is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

Under Deere’s By-Laws, a majority of the votes that can be cast, must be present in person or by proxy, to hold the annual meeting.

How many votes are needed for the proposals to pass?

The four nominees for director who receive the most votes will be elected.

What if I vote “abstain”?

A vote to “abstain” on the election of directors will have no effect on the outcome.

If you vote “abstain”, your shares will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

What if I don’t return my proxy card and don’t attend the annual meeting?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you hold your shares in “street name”, and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York Stock Exchange your record holder can vote your shares on the election of directors.

If you don’t give your record holder specific voting instructions and your record holder does not vote, the votes will be “broker non-votes”. “Broker non-votes” will have no effect on the vote for the election of directors. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, we will vote your shares for that other person.

Is my vote confidential?

Yes. Your voting records will not be disclosed to us except:

•	as required by law;
•	to the tabulator, the proxy solicitation agent and the inspectors of voting; or
•	if the election is contested.

The tabulator, the proxy solicitation agent and the inspectors of voting must comply with confidentiality guidelines that prohibit disclosure of votes to Deere. The tabulator of the votes and at least one of the inspectors of voting will be independent of Deere and its officers and directors.

If you are a holder of record or an employee savings plan participant, and you write comments on your proxy card, your comments will be provided to us, but your vote will remain confidential.

ANNUAL REPORT

Will I receive a copy of Deere’s annual report?

Unless you have previously elected to view our annual reports over the Internet, we have mailed you our annual report for the year ended October 31, 2003 with this proxy statement. The annual report includes Deere’s audited financial statements, along with other financial information, and we urge you to read it carefully.

How can I receive a copy of Deere’s 10-K?

You can obtain, free of charge, a copy of our Annual Report on Form 10-K for the year ended October 31, 2003, by:

•	writing to:	Deere & Company Stockholder Relations One John Deere Place Moline, Illinois 61265-8098; or

•	by accessing Deere’s Internet site at www.deere.com/stock.

You can also obtain a copy of Deere’s Form 10-K and other periodic filings with the Securities and Exchange Commission from the SEC’s EDGAR database at www.sec.gov.

ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT

Can I access Deere’s proxy materials and annual report electronically?

This proxy statement and the 2003 annual report are available on Deere’s Internet site at www.deere.com/stock. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

You can choose this option and save Deere the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card or voter instruction form;
•	following the instructions provided when you vote over the Internet; or
•	going to www.icsdelivery.com/de and following the instructions provided.

If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to use to access Deere’s proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time by following the instructions on www.icsdelivery.com/de. You do not have to elect Internet access each year.

HOUSEHOLDING INFORMATION

What is “householding”?

We have adopted a procedure called “householding”, which has been approved by the Securities and Exchange Commission. Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more stockholders reside if they appear to be members of the same family, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

Householding will not affect dividend check mailings in any way.

If a single copy of the annual report and proxy statement was delivered to an address that you share with another stockholder, at your request to Deere & Company Stockholder Relations, One John Deere Place, Moline, Illinois 61215-8098, we will promptly deliver a separate copy.

How do I revoke my consent to the householding program?

If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate annual reports, proxy statements and other disclosure documents, you must revoke your consent by contacting Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name”, please contact your bank, broker or other holder of record to request information about householding.

ELECTION OF DIRECTORS

Robert W. Lane, Antonio Madero B., Aulana L. Peters and John R. Walter are to be elected for terms expiring at the annual meeting in 2007.

The Corporate Governance Committee of the Board recommended these individuals to the Board and the Board nominated them.

Each nominee’s age, present position, principal occupations during the past five or more years, positions with Deere and directorships in other companies appear below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
ALL FOUR NOMINEES

Name and Age at December 31, 2003	Present Position, Principal Occupations during the Past Five Years, Positions with Deere and Other Directorships
Robert W. Lane	Chairman, President and Chief Executive Officer of Deere
Age 54	•	Chairman, President and Chief Executive Officer of Deere since August 2000
Director since 2000	•	Chief Executive Officer and President of Deere – May 2000 to August 2000
	•	President of Deere – January 2000 to May 2000
	•	President, Worldwide Agricultural Equipment Division of Deere – September 1999 to January 2000
	•	Senior Vice President and Managing Director, Region II, Europe, Africa & Middle East of Deere – 1998 to September 1999
	•	Senior Vice President and Chief Financial Officer of Deere – 1996 to 1998
	•	Director of Deere since 2000. Chair of the Executive Committee

Antonio Madero B.	Chairman and Chief Executive Officer of SANLUIS Corporación, S.A. de C.V.
Age 66	•	Chairman and Chief Executive Officer of SANLUIS Corporación, S.A. de C.V. (automotive
Director since 1997		components manufacturing) since 1979
	•	Director of Deere since 1997. Member of Compensation Committee, Special Subcommittee of Compensation Committee and Pension Plan Oversight Committee
	•	Other directorships: Wheaton River Minerals Ltd., member of the International Advisory Council of J.P. Morgan Chase & Co. and director of a variety of corporations in Mexico.

Name and Age at December 31, 2003	Present Position, Principal Occupations during the Past Five Years, Positions with Deere and Other Directorships
Aulana L. Peters	Retired Partner of Gibson, Dunn & Crutcher LLP
Age 62	•	Retired Partner of Gibson, Dunn & Crutcher LLP (law firm) since 2000
Director since 2002	•	Partner of Gibson, Dunn & Crutcher LLP – 1988 to 2000
	•	Member of the Public Oversight Board of the American Institute of Certified Public Accountants January 2001 to March 2002
	•	Commissioner of the Securities and Exchange Commission – 1984 to 1988
	•	Director of Deere since 2002. Member of Audit Review and Pension Plan Oversight Committees
	•	Other directorships: Merrill Lynch & Co., Inc., 3M Company and Northrop Grumman Corporation

John R. Walter	Chairman of Ashlin Management Company
Age 56	•	Chairman of Ashlin Management Company (private investments) since December 1997
Director since 1991	•	Chairman of Manpower Inc. (temporary-staffing) – April 1999 to March 2001
	•	President and Chief Operating Officer of AT&T Corp. (telecommunications) – November 1996 to July 1997
	•	Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company (print and digital information management, reproduction and distribution) – prior to November 1996
	•	Director of Deere since 1991. Member of Compensation Committee, Special Subcommittee of Compensation Committee and Corporate Governance Committee
	•	Other directorships: Abbott Laboratories, Acceris Communications, Manpower Inc., and Vasco Data Security International, Inc.

OTHER MATTERS

Mr. Joseph Albrecht has submitted a proposal that certain customer equipment problems be resolved by Deere repurchasing the equipment at a price based on the value of Deere stock. Mr. Melroy Buhr has submitted a proposal to discontinue dividends, reduce retiree compensation, and reduce retiree and employee health care benefits. If properly brought before the meeting, we will vote against each of the proposals.

We do not know of any other matters that will be considered at the annual meeting. However, if any other proper business should come before the meeting, we will have discretionary authority to vote according to our best judgment.

DIRECTORS CONTINUING IN OFFICE

The eight persons named below are now serving as directors of Deere. Their terms will expire at the annual meetings in 2005 and 2006, as indicated. Their ages, present positions, principal occupations during the past five or more years, positions with Deere and directorships in other companies appear below.

TERMS EXPIRING AT ANNUAL MEETING IN 2005

Name and Age at December 31, 2003	Present Position, Principal Occupations during the Past Five Years, Positions with Deere and Other Directorships
John R. Block	Executive Vice President and President, Wholesale Division of Food Marketing Institute
Age 68 Director since 1986	•	Executive Vice President and President, Wholesale Division of Food Marketing Institute (trade association of food retailers and wholesalers) since January 2003
	•	President and Chief Executive Officer of Food Distributors International (formerly the National-American Wholesale Grocers’ Association) – 1986 to January 2003
	•	United States Secretary of Agriculture – 1981 to 1986
	•	Part owner and operator of Block Farms (farming)
	•	Director of Deere since 1986. Chair of Compensation Committee and Special Subcommittee of Compensation Committee, and member of Corporate Governance and Executive Committees
	•	Other directorships: Hormel Foods Corporation

T. Kevin Dunnigan	Chairman, President and Chief Executive Officer of Thomas & Betts Corporation
Age 65 Director since	•	Chairman, President and Chief Executive Officer of Thomas & Betts Corporation (electrical components) since August 2000
2000	•	Retired Chairman of Thomas & Betts Corporation – May 2000 to August 2000
	•	Chairman of Thomas & Betts Corporation – 1997 to May 2000
	•	Chairman and Chief Executive Officer of Thomas & Betts Corporation – 1992 to 1997
	•	Director of Deere since 2000. Member of Audit Review and Corporate Governance Committees
	•	Other directorships: C. R. Bard, Inc., Imagistics International Inc. and Thomas & Betts Corporation

Dipak C. Jain	Dean, Kellogg School of Management, Northwestern University
Age 46	•	Dean, Kellogg School of Management, Northwestern University, Evanston, Illinois since July 2001
Director since 2002	•	Associate Dean for Academic Affairs, Kellogg School of Management, Northwestern University – 1996 to 2001
	•	Sandy and Morton Goldman Professor of Entrepreneurial Studies and Professor of Marketing, Kellogg School of Management – 1994 to July 2001
	•	Visiting professor of marketing at Sasin Graduate Institute of Business Administration at Chulalongkorn University, Bangkok, Thailand; Nijenrode University, The Netherlands; Otto Bescheim Graduate School of Management, Koblenz, Germany; IIT, Delhi, India; Hong Kong University of Science and Technology, China; Recanati Graduate School of Business Administration at Tel Aviv University, Israel
	•	Director of Deere since 2002. Member of Audit Review and Pension Plan Oversight Committees
	•	Other directorships: Hartmarx Corporation, Peoples Energy Corporation, and UAL Corporation

Name and Age at December 31, 2003	Present Position, Principal Occupations during the Past Five Years, Positions with Deere and Other Directorships
Joachim Milberg	Retired Chief Executive Officer of Bayerische Motoren Werke (BMW) A.G.
Age 60 Director since 2003	•	Retired Chief Executive Officer of Bayerische Motoren Werke (BMW) A.G. (motor vehicles) since May 2002
	•	Chairman of the Board of Management and Chief Executive Officer of BMW A.G. – February 1999 to May 2002
	•	Member of the Board of Management of BMW A.G. – 1993 to February 1999
	•	Director of Deere since February 2003. Member of Audit Review and Corporate Governance Committees
	•	Other directorships: Allianz A.G., BMW A.G., Festo A.G. and MAN A.G.

TERMS EXPIRING AT ANNUAL MEETING IN 2006

Name and Age at December 31, 2003	Present Position, Principal Occupations during the Past Five Years, Positions with Deere and Other Directorships
Crandall C. Bowles	Chairman and Chief Executive Officer of Springs Industries, Inc.
Age 56	•	Chairman and Chief Executive Officer of Springs Industries, Inc. (textiles) since April 1998
Director from 1990 to 1994	•	President and Chief Executive Officer of Springs Industries, Inc. – December 1997 to April 1998
and since 1999	•	President and Chief Operating Officer of Springs Industries, Inc. – January 1997 to December 1997
	•	Executive Vice President of Springs Industries, Inc. – 1992 to January 1997
	•	Director of Deere from 1990 to 1994 and since 1999. Chair of Corporate Governance Committee and member of Executive and Compensation Committees

Leonard A. Hadley	Retired President and Chief Executive Officer of Maytag Corporation
Age 69	•	Retired President and Chief Executive Officer of Maytag Corporation (appliances) since June 2001
Director since 1994	•	President and Chief Executive Officer of Maytag Corporation – November 2000 to June 2001
	•	Retired Chairman and Chief Executive Officer of Maytag Corporation – August 1999 to November 2000
	•	Chairman and Chief Executive Officer of Maytag Corporation – 1993 to August 1999
	•	Director of Deere since 1994. Chair of Audit Review Committee and member of Corporate Governance and Executive Committees
	•	Other directorships: Snap-on Incorporated

Name and Age at December 31, 2003	Present Position, Principal Occupations during the Past Five Years, Positions with Deere and Other Directorships
Arthur L. Kelly	Managing Partner of KEL Enterprises L.P.
Age 66	•	Managing Partner of KEL Enterprises L.P. (holding and investment partnership) since 1983
Director since 1993	•	Director of Deere since 1993. Chair of Pension Plan Oversight Committee and member of Audit Review and Executive Committees
	•	Other directorships: BASF Aktiengesellschaft, Bayerische Motoren Werke (BMW) A.G., The Northern Trust Corporation and Snap-on Incorporated

Thomas H. Patrick	Retired Executive Vice Chairman of Merrill Lynch & Co., Inc.
Age 60	•	Retired Executive Vice Chairman of Merrill Lynch & Co., Inc. (financial services) since July 2003
Director since 2000	•	Executive Vice Chairman of Merrill Lynch & Co., Inc. from November 2002 to July 2003
	•	Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc. – February 2000 to November 2002
	•	Executive Vice President of Merrill Lynch & Co., Inc. – 1989 to February 2000
	•	Chairman of the Special Advisory Services Group and Member of the Office of the Chairman of Merrill Lynch & Co., Inc. – 1994 to 1999
	•	Director of Deere since 2000. Member of Compensation and Pension Plan Oversight Committees
	•	Other directorships: Baldwin & Lyons, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of December 31, 2003 (unless otherwise indicated) by:

•	each person, who, to our knowledge, beneficially owns more than 5% of our common stock;
•	each of our directors;
•	our Chief Executive Officer and the other four executive officers named in the Summary Compensation Table; and
•	all individuals who served as directors or executive officers at December 31, 2003, as a group.

A beneficial owner of stock is a person who has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the stock.

All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted. As of December 31, 2003, Deere had no preferred stock issued or outstanding.

The table also includes information about exercisable stock options credited to executive officers under compensation plans.

In addition to the number of shares shown in the table, directors own the deferred stock units listed in footnote four following the table. The deferred stock units are credited to directors under the Nonemployee Director Deferred Compensation Plan. The value of the units are subject to the same market risks as Deere common stock. The units are payable only in cash and, with limited exceptions, must be held until the director’s retirement from the Board.

In addition to the number of shares shown in the table, executive officers own the restricted stock units listed in footnote six following the table. The restricted stock units represent stock equivalent units awarded under the Omnibus Equity and Incentive Plan as part of long-term compensation. The units vest after three years and are payable only in stock after five years or following retirement.

	Shares Beneficially Owned Excluding Options (1)	Options Exercisable Within 60 Days	Percent of Shares Outstanding
Greater Than 5% Owners
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071 (2)	25,794,300		10.6%
Lord Abbett & Co. 90 Hudson Street Jersey City, New Jersey 07302 (3)	13,849,794		5.7%

Directors (4)
John R. Block	10,880		*
Crandall C. Bowles	7,618		*
T. Kevin Dunnigan	7,446		*
Leonard A. Hadley	9,380		*
Dipak C. Jain	2,877		*
Arthur L. Kelly	14,279		*
Robert W. Lane	55,095	990,306	*
Antonio Madero B.	7,579		*
Joachim Milberg	1,614		*
Thomas H. Patrick	15,886		*
Aulana L. Peters	2,464		*
John R. Walter (5)	11,180		*

Named Executive Officers (6)
Pierre E. Leroy	43,107	313,654	*
Nathan J. Jones	13,083	218,075	*
H. J. Markley (7)	23,088	180,959	*
John J. Jenkins	9,261	144,173	*

All directors and executive officers as a group (19 persons) (8)	264,034	2,164,658	*

*	Less than 1% of the outstanding shares of Deere common stock.

(1)	The table includes the following number of restricted shares awarded to directors under Deere’s Nonemployee Director Stock Ownership Plan. These shares may not be transferred prior to retirement as a director.

Director	Restricted Shares
Mr. Block	10,280
Mrs. Bowles	6,218
Mr. Dunnigan	5,446
Mr. Hadley	9,380
Mr. Jain	2,877
Mr. Kelly	10,079
Mr. Madero	7,579
Mr. Milberg	1,614
Mr. Patrick	5,886
Mrs. Peters	2,264
Mr. Walter	10,280

(2)	The ownership information in the table for Capital Research and Management Company is based on information supplied by Capital Research and Management Company and contained in reports of institutional investment managers filed with the Securities and Exchange Commission for the period ended September 30, 2003. Capital Research and Management Company holds these shares on behalf of institutional and individual investors. Capital Research and Management Company disclaims beneficial ownership of the shares and has no voting power with respect to the shares. As of October 31, 2003, Deere and its subsidiaries did not own any securities issued by Capital Research and Management Company.

(3)	The ownership information in the table for Lord Abbett & Co. is based on information contained in reports of institutional investment managers filed with the Securities and Exchange Commission for the period ended September 30, 2003. Lord Abbett & Co. has no voting power with respect to the shares. As of October 31, 2003, Deere and its subsidiaries did not own any securities issued by Lord Abbett & Co.

(4)	In addition to the shares listed in the table, directors own the following number of deferred stock units credited under the Nonemployee Director Deferred Compensation Plan.

Director	Deferred Units
Mr. Block	12,002
Mrs. Bowles	5,279
Mr. Hadley	16,409
Mr. Kelly	3,242
Mr. Madero	3,124
Mr. Patrick	5,586

(5)	The number of shares shown for Mr. Walter includes 900 shares owned by family members. Mr. Walter disclaims beneficial ownership of those shares.

(6)	In addition to the shares listed in the table, executive officers own the following number of restricted stock units awarded to executive officers under Deere’s Omnibus Equity and Incentive Plan.

Executive	Restricted Units
Mr. Lane	130,605
Mr. Leroy	22,534
Mr. Jones	24,215
Mr. Markley	22,962
Mr. Jenkins	25,291
All executive officers	287,725

(7)	The number of shares shown for Mr. Markley includes 5,130 shares owned by family members. Mr. Markley disclaims beneficial ownership of those shares.

(8)	The number of shares shown for all directors and executive officers as a group includes 26,927 shares owned jointly with family members over which the directors and executive officers share voting and investment power.

CERTAIN BUSINESS RELATIONSHIPS

Mr. Thomas H. Patrick, a director of Deere, was Executive Vice Chairman of Merrill Lynch & Co., Inc. until July 2003. During fiscal 2003, Deere engaged Merrill Lynch & Co., Inc. to provide investment banking, financial advisory and other services. Deere expects to engage Merrill Lynch & Co., Inc. for similar services during fiscal 2004.

COMMITTEES

The Board of Directors of Deere met four times during the 2003 fiscal year. Directors are expected to attend Board meetings, meetings of committees on which they serve, and shareholder meetings, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During the 2003 fiscal year, all of the directors attended 75% or more of the meetings of the Board of Directors and committees on which they served. All twelve directors attended the annual shareholder meeting in February 2003.

Non-management directors may meet in executive session, without the Chief Executive Officer, at any time, and are regularly scheduled for non-management executive sessions twice each year. The committee chairpersons preside over the meetings of the non-management directors on a rotating basis as established by the Corporate Governance Committee.

If you wish to communicate with the Board of Directors you may send correspondence to the Corporate Secretary, Deere & Company, One John Deere Place, Moline, Illinois 61265-8098. The Secretary will submit your correspondence to the Board or the appropriate committee, as applicable. You may communicate directly with the presiding non-management director of the Board by sending correspondence to Presiding Director, Board of Directors, Deere & Company, Department A, One John Deere Place, Moline, Illinois 61265-8098.

The Board has delegated some of its authority to six committees of the Board. These are the Executive Committee, the Compensation Committee, the Special Subcommittee of the Compensation Committee, the Corporate Governance Committee, the Pension Plan Oversight Committee, and the Audit Review Committee.

The Compensation Committee, the Special Subcommittee of the Compensation Committee, the Corporate Governance Committee, the Pension Plan Oversight Committee, and the Audit Review Committee have written charters that comply with current New York Stock Exchange rules relating to corporate governance matters. Copies of the committee charters as well as the Company’s Corporate Governance Policies are available at www.deere.com/corpgov. In addition, a copy of the Audit Review Committee charter is attached as an appendix to this proxy statement. Each member of the Compensation Committee, Special Subcommittee, Corporate Governance Committee, Pension Plan Oversight Committee, and Audit Review Committee is independent as defined under the current listing standards of the New York Stock Exchange.

The Executive Committee
The Executive Committee may act on behalf of the Board if a matter requires Board action between meetings of the full Board. The Executive Committee’s authority concerning certain significant matters is limited by law and Deere’s By-Laws.

The Compensation Committee	The Compensation Committee approves compensation for senior officers of Deere and makes recommendations to the Board regarding incentive and equity-based compensation plans.

The annual report of the Compensation Committee follows.

The Special Subcommittee of the Compensation Committee
The Special Subcommittee of the Compensation Committee assures compliance with regulations relating to approval of executive compensation. The Subcommittee members meet the independence requirements of the Internal Revenue Code and federal securities laws for directors who approve certain compensation for officers. The Subcommittee reviews and approves compensation plans, grants and awards to officers of Deere. The Subcommittee may also consider other matters that may be referred to it by the Compensation Committee.

The Corporate Governance Committee
The Corporate Governance Committee monitors corporate governance policies and procedures and serves as the nominating committee for Board directors. The primary functions performed by the Committee include:

	•	developing, recommending and monitoring corporate governance policies and procedures for Deere and the Board;
	•	identifying and recommending to the Board individuals to be nominated as a director;
	•	ensuring that the Chairman periodically reviews Deere’s plans regarding succession of senior management with the Committee and with all other independent directors;
	•	making recommendations concerning the size, composition, committee structure, and fees for the Board and criteria for tenure and retention of directors;
	•	overseeing the evaluation of Deere’s management; and
	•	reviewing and reporting to the Board on the performance and effectiveness of the Board and the Corporate Governance Committee.

The Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In evaluating candidates, the Committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation.
The Committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals and Nominations”.

The Pension Plan Oversight Committee
The Pension Plan Oversight Committee oversees Deere’s pension and retirement plans. The Committee reviews asset allocation, actuarial assumptions, funding policies, and the performance of trustees, investment managers and actuaries. The Committee also has authority to make substantive amendments and modifications to the pension and retirement plans. The Committee reports to the Board on its activities.

The Audit Review Committee	The Audit Review Committee’s duties and responsibilities, include, among other things:
	•	retaining, overseeing and evaluating a firm of independent certified public accountants to audit the annual financial statements;
	•	assisting the Board in overseeing the integrity of Deere’s financial statements, compliance with legal requirements, the external auditors’ qualifications, independence and performance, and the performance of Deere’s internal auditors;

•	determining whether to recommend that the financial statements be included in Deere’s annual report filed with the Securities and Exchange Commission;
•	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditors’ independence;
•	approving the scope of the audit in advance;
•	reviewing the financial statements and the audit report with management and the independent auditors;
•	reviewing earnings and financial releases with management;
•	reviewing Deere’s procedures relating to business ethics;
•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;
•	reviewing the adequacy of the Audit Review Committee charter;
•	reviewing policies relating to risk assessment and management;
•	setting hiring policies for employees of the independent auditor; and
•	approving all engagements for audit and non-audit services by the independent auditors.

The Audit Review Committee reports to the Board on its activities and findings.

The Board of Directors has determined that under current New York Stock Exchange listing standards all members of the Audit Review Committee are financially literate. The Board also determined that Mr. Dunnigan, Mr. Hadley and Mrs. Peters are “audit committee financial experts” as defined by the Securities and Exchange Commission and that each have accounting or related financial management expertise as required by New York Stock Exchange listing standards.

The report of the Audit Review Committee follows.

The Audit Review Committee appointed Deloitte & Touche LLP as independent certified public accountants to examine Deere’s financial statements for the 2004 fiscal year. We expect that a representative of Deloitte & Touche LLP will be at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

The following table shows the current membership of each committee and the number of meetings held by each committee during fiscal 2003:

Director	Executive Committee	Compensation Committee	Special Subcommittee of Compensation Committee	Corporate Governance Committee	Pension Plan Oversight Committee	Audit Review Committee
John R. Block	X	Chair	Chair	X
Crandall C. Bowles	X	X		Chair
T. Kevin Dunnigan				X		X
Leonard A. Hadley	X			X		Chair
Dipak C. Jain					X	X
Arthur L. Kelly	X				Chair	X
Robert W. Lane	Chair
Antonio Madero B.		X	X		X
Joachim Milberg				X		X
Thomas H. Patrick		X			X
Aulana L. Peters					X	X
John R. Walter		X	X	X
Fiscal 2003 meetings	1	4	4	4	2	4

COMPENSATION OF DIRECTORS

We pay our directors who are not Deere employees a single annual retainer of $65,000. We also pay an additional fee of $5,000 per year to the non-employee chairperson of each Board committee. We do not pay any other committee retainers or meeting fees. Under our Nonemployee Director Deferred Compensation Plan, directors may choose to defer some or all of their annual retainers and receive the amounts due to them following retirement as a director. A director may elect to have these deferrals invested in either an interest-bearing account or in an account with an equivalent return to an investment in Deere stock.

We also award our non-employee directors $65,000 of restricted Deere stock upon their election to the Board, and each year during their service as directors. A person who becomes a non-employee director between annual meetings, or who serves a partial term, receives a prorated grant.

While a person is a director, he or she may not sell, gift or otherwise dispose of these restricted shares. Directors may lose their restricted shares during the restricted period, which ends when the director retires from the Board, becomes permanently and totally disabled, dies, or if there is a change in control of Deere. While the restrictions are in effect, the non-employee directors may vote the shares and receive dividends.

The reports of the Audit Review Committee and Compensation Committee and the performance graph that follow will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Deere specifically incorporates the information by reference, and will not otherwise be deemed filed under these Acts.

AUDIT REVIEW COMMITTEE REPORT

To the Board of Directors:

The Audit Review Committee consists of the following members of the Board of Directors: Leonard A. Hadley (Chair), T. Kevin Dunnigan, Dipak C. Jain, Arthur L. Kelly, Joachim Milberg and Aulana L. Peters. Each of the members is independent as defined under the rules of the New York Stock Exchange (NYSE). The Audit Review Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. Management is responsible for establishing and maintaining the Company’s internal financial controls and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Review Committee is directly responsible for the compensation, appointment and oversight of Deloitte & Touche LLP, the independent auditor for the Company, and Deloitte & Touche llp is responsible for performing an independent audit of the Company’s annual financial statements and for issuing an opinion as to whether those financial statements are, in all material respects, presented fairly in conformity with accounting principles generally accepted in the United States of America.

All members of the Audit Review Committee are financially literate under the applicable NYSE rules, and the following members of the Committee—Mr. Dunnigan, Mr. Hadley and Mrs. Peters—are “audit committee financial experts” within the meaning of that term as defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Review Committee has a written charter describing its functions that recently has been amended and approved by the Board, and is set forth in Appendix A to this Proxy Statement. The Audit Review Committee’s responsibility is one of oversight. Members of the Audit Review Committee rely on the information provided and the representations made to them by: management, which has primary responsibility for establishing and maintaining appropriate internal financial controls, and for Deere & Company’s financial statements and reports; and the external auditor, which is responsible for expressing an opinion that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and that the audit of the Company’s financial statements by the external auditor has been carried out in accordance with auditing standards generally accepted in the United States.

In this context, we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended October 31, 2003.

We have discussed with Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board. We have considered the compatibility of non-audit services with the auditors’ independence and have discussed with the external auditors their independence.

Based on the reviews and discussions referred to above, and exercising our business judgement, we recommend to the Board of Directors that the financial statements referred to above be included in the

Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003 for filing with the Securities and Exchange Commission. The Audit Review Committee has selected Deloitte & Touche LLP as Deere & Company’s external auditors for fiscal 2004. Audit, audit-related and any permitted non-audit services provided to Deere & Company by Deloitte & Touche llp are subject to pre-approval by the Audit Review Committee.

Audit Review Committee Leonard A. Hadley (Chair) T. Kevin Dunnigan Dipak C. Jain Arthur L. Kelly Joachim Milberg Aulana L. Peters

FEES PAID TO THE EXTERNAL AUDITOR

For the years ended October 31, 2003 and 2002, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”).

Audit Fees

The aggregate fees billed include amounts for the audit of Deere’s annual financial statements, the reviews of the financial statements included in Deere’s Quarterly Reports on Form 10-Q, including services related thereto such as comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC and other regulatory bodies. Audit fees for the fiscal years ended October 31, 2003 and 2002, were $6.3 million and $5.1 million, respectively.

Audit-Related Fees

During the last two fiscal years, Deloitte & Touche has provided Deere with assurance and related services that are reasonably related to the performance of the audit of our financial statements. The aggregate fees billed for such audit-related services for the fiscal years ended October 31, 2003 and 2002, were $0.6 million and $0.9 million, respectively. These services included the audits of financial statements of employee benefit plans, various attest services, and internal control reviews. The 2003 amount includes general assistance with the implementation of the SEC rules pursuant to the Sarbanes-Oxley Act of 2002.

Tax Fees

The aggregate fees billed for tax services provided by Deloitte & Touche in connection with tax compliance, tax consulting and tax planning services for the fiscal years ended October 31, 2003 and 2002 were $0.5 million and $0.6 million, respectively.

All Other Fees

The aggregate fees billed for services not included above were less than $0.1 million for the years ended October 31, 2003 and 2002, respectively. The services primarily related to an actuarial reserve opinion and other assistance.

Pre-approval of Services by the External Auditor

The Audit Review Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Deere’s external auditor. The Audit Review Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Review Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Review Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Review Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Review Committee will regularly review summary reports detailing all services being provided to Deere by its external auditor.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

The Compensation Committee of the Board (the “Committee”) is committed to providing a total compensation program that supports Deere’s long-term business strategy and performance culture and creates a commonality of interest with Deere’s stockholders. The Committee is responsible for the oversight of executive compensation and reviews Deere’s compensation program on an ongoing basis. No member of the Committee is a former or current officer of Deere or any of its subsidiaries.

The overall philosophy of the Committee regarding executive compensation can be summarized as follows:

•	Provide a target total reward opportunity sufficient to attract and retain high-caliber executives. In general, this involves a target total pay structure that provides median total compensation at planned levels of performance and top-quartile total compensation when Deere achieves upper-quartile performance on a sustained basis. Market comparisons are made to a comparable group of large, diversified companies;

•	Link the majority of the total compensation opportunity to performance-based incentives, annual financial and strategic goals, as well as the creation of sustainable stockholder value within Deere’s long-term strategic goals;

•	Provide significant reward for achievement of superior performance, as well as significant risk to penalize substandard performance;

•	Recognize the cyclical nature of Deere’s core businesses and the need to manage for value throughout the business cycle;

•	Provide flexibility to recognize, differentiate, and reward individual performance;

•	Create significant opportunity and incentive for executives to be long-term stockholders in Deere; and

•	Structure the program to be regarded positively by Deere’s stockholders, employees, the financial community, and the public in general, as well as the eligible executive management.

The Revenue Reconciliation Act of 1993 placed certain limits on the tax deductibility of nonperformance-based executive compensation. The Committee intends that, to the extent practicable, executive compensation be deductible for federal income tax purposes provided doing so would be consistent with the other compensation objectives.

The specific practices concerning each component of Deere’s executive compensation program are described in the following paragraphs:

Base Salary

It is the Committee’s policy to position the base salaries of Deere’s executives at approximately the median level of base salaries provided to comparable positions within a peer group of companies that are similar to Deere in sales volume, products and services, and a global presence. Currently, this peer group consists of 25 companies—three of which are also included among the four companies, other than Deere, that comprise the S&P Construction & Farm Machinery index used in the performance graph following this report. It is the Committee’s view that this larger peer group of companies provides a more appropriate and reliable benchmark for assessing competitive levels of compensation than the limited number of companies within the S&P Construction & Farm Machinery index.

The Committee annually reviews the base salary of each executive officer of Deere, including Mr. Lane, the Chief Executive Officer (CEO). In determining salary adjustments for Deere’s executives (including Mr. Lane and the other executive officers named in the Summary Compensation Table), the Committee takes into consideration various factors, including individual performance, the financial and operational performance of the activities directed by the executive, experience, time in position and potential. The executive’s current salary in relation to the executive’s salary range and the median salary practices of the peer group are also considered.

These factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered. Peer group salary data for comparable-level positions are provided annually to Deere by an outside compensation consultant.

Mr. Lane’s base salary for fiscal 2003 was below the peer group median. Mr. Lane received a base salary of $955,206 for fiscal 2002 and $1,022,751 for fiscal 2003. For fiscal 2003, the base salaries of the other executive officers named in the Summary Compensation Table were essentially equal to the peer group median and generally consistent with the base salary philosophy established by the Committee.

Short-Term Incentives

A substantial portion of Deere’s executive compensation package is contingent upon Deere’s attaining preestablished financial goals under the John Deere Performance Bonus Plan (the “Bonus Plan”). Each year in which these goals are achieved, the compensation of all salaried employees

(including Mr. Lane and the other executive officers named in the Summary Compensation Table) is supplemented by fiscal year-end payments under the Bonus Plan. The amount of these payments (if any) depends upon Deere’s prebonus and preextraordinary item return on average assets for the year, Deere’s achievement of cost reduction goals, the position and salary of the employee and any other performance goals established by the employee’s division. In addition, the Committee can decrease or eliminate awards to designated senior officers of Deere and can increase, decrease or eliminate awards to other salaried employees.

When added to base salary, target awards under the Bonus Plan for Deere’s executives are structured to provide median annual cash compensation relative to the peer group companies. The target award is 110 percent of base salary for the CEO and 70 to 75 percent of base salary for other senior officers. The target percentages are reviewed and set by the Committee annually. No bonus payment is available if minimum performance thresholds are not achieved.

For fiscal 2003, Deere’s return on average consolidated assets calculated in accordance with the Bonus Plan was between minimum and target performance. The minimum cost reduction goals were exceeded by each division. Based on these results, the preestablished Bonus Plan formula resulted in an annual performance bonus payment for Mr. Lane of $1,346,112, and the Committee and Subcommittee determined to pay Mr. Lane the amount calculated under the Bonus Plan. This amount represents approximately 132 percent of base salary. The other senior officers also received annual performance bonus payments calculated under the preestablished Bonus Plan formula of 84 to 85 percent of base salaries.

Beginning in fiscal 2004, Deere will introduce changes to the annual Bonus Plan which will apply to all executives. The focus of the performance metrics in fiscal 2004 will be to better reflect asset use in each business by measuring operating return on operating assets, adjusted for volumes in the equipment divisions. Higher levels of performance will be required to generate target awards at normal volumes.

In addition to the above performance Bonus Plan payments, the CEO is authorized to grant discretionary bonuses to selected employees in recognition of outstanding achievement. Such bonuses may not exceed 20 percent of annual base salary, except in highly unusual circumstances. No such discretionary bonuses were granted for fiscal 2003.

Long-Term Incentives

Deere’s long-term incentives for executive officers have been comprised of annual grants of market-priced and premium-priced stock options under the John Deere Stock Option Plan and the John Deere Omnibus Equity and Incentive Plan (the “Omnibus Plan”) and grants of restricted stock units under the Omnibus Plan. Grants under these plans are intended to promote the creation of sustained stockholder value, encourage ownership of Deere stock, foster teamwork and retain high-caliber executives.

In fiscal 2003, Deere introduced a new, multiyear incentive plan, the John Deere Mid-Term Incentive Bonus Plan (the “Mid-Term Plan”) to create additional rewards when excellent financial results are achieved on a sustained (4-year) basis. Deere stockholders approved the Mid-Term Plan at the February 2003 stockholders meeting. Company-wide shareholder value added will be used to determine awards earned under the Mid-Term Plan.

Under each plan, grants to executives are based on criteria established by the Committee and Subcommittee, including responsibility level, base salary, current market practice, the market price of Deere’s stock and the number of shares available under each plan. Grant guidelines for market-priced options and restricted stock units are established for all executive participants (including Mr. Lane) with the objective of providing a target total compensation opportunity, including base salary, the target annual profit sharing bonus, stock options, and restricted stock units, equal to the 50th percentile of the peer group. The Mid-Term Plan incentive has been targeted to provide total compensation, assuming achievement of exceptional levels of Deere’s performance, approximately equal to the 75th percentile of the peer group. Depending on stock price performance, Deere’s performance and the number of available shares, actual total compensation for any given year could be at, above, or below the target of the peer group. The number of options or restricted shares previously granted to, or held by, an executive is not a factor in determining individual grants.

In fiscal 2003, the long-term incentive award to senior executives consisted of market-priced options and restricted stock units that vest over three years and are subject to the other terms and conditions of the Omnibus Plan. The options have a maximum term of ten years and the restricted stock units are not transferable for at least five years. This combination of options and restricted stock units is intended to reinforce the focus on long-term sustained higher levels of Deere performance, support the stock ownership guidelines for senior management and allocate available shares over the expected life of the Omnibus Plan. For fiscal 2003, to allocate available shares over the remaining expected life of the Omnibus Plan, the Committee and Subcommittee approved a reduced grant of market-priced options and restricted stock units. Accordingly, the number of options and units granted was below the target of the peer group. During fiscal 2003, Mr. Lane was awarded 212,269 market-priced options that become exercisable in three annual installments beginning in December 2003 and 56,605 restricted stock units that vest after three years, must be held until retirement and are payable exclusively in stock.

No awards were paid under the Mid-Term Plan during fiscal 2003. The initial performance period under the Mid-Term Plan ends at the close of fiscal 2004.

Finally, during fiscal 1998, the Committee introduced revised stock ownership guidelines for members of Deere’s senior management team to encourage the retention of stock acquired through Deere’s various equity incentive plans. These guidelines are based on a multiple of each officer’s base salary.

CEO Compensation

Mr. Lane has served as Chairman, President and Chief Executive Officer of Deere since August 2000. Mr. Lane’s base salary, annual performance bonus, and option and restricted stock unit grants have been targeted to provide total compensation, assuming achievement of targeted levels of Deere’s performance, approximately equal to the 50th percentile of CEO compensation of the peer group companies. The Mid-Term Plan incentive has been targeted to provide total compensation, assuming achievement of exceptional levels of Deere’s performance, approximately equal to the 75th percentile of CEO compensation of the peer group companies. For fiscal 2003, Mr. Lane’s total compensation fell below the 50th percentile due to Mr. Lane’s base salary being below the peer group median and the number of options and units granted being slightly below target. The shortfall was partially offset by his above target annual bonus. As explained above, the availability of a fiscal 2003 bonus payment was based exclusively on return on assets, cost reductions and payout levels established by the Committee and Subcommittee at the beginning of the year, as determined by actual 2003 results. It is the Committee’s view that this relationship between pay and Deere’s performance is appropriate and serves stockholders’ interests.

Compensation Committee John R. Block (Chair) Crandall C. Bowles Antonio Madero B. Thomas H. Patrick John R. Walter

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG DEERE, THE S&P 500 INDEX
AND THE S&P CONSTRUCTION & FARM MACHINERY INDEX

The following graph and table compare the total return on $100 invested in Deere common stock at year-end for the five year period from October 31, 1998 through October 31, 2003 with the total return on $100 invested in the Standard & Poor’s 500 Stock Index and in the Standard & Poor’s Construction & Farm Machinery Index. The total return includes the reinvestment of dividends. The closing market price for Deere common stock on October 31, 2003 was $60.62.

The Standard & Poor’s Construction & Farm Machinery Index is made up of Deere, Caterpillar Inc., Cummins Inc., Navistar International Corp., and PACCAR Inc.

The stock price performance shown on the graph is not intended to forecast and does not necessarily indicate future price performance.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the amount of compensation we paid to our Chief Executive Officer (the “CEO”) and each of our four most highly compensated executive officers other than the CEO during the past three fiscal years. We refer to these five executive officers as the “named executive officers”.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Restricted Stock Awards (3) ($)	Securities Underlying Options/SAR(4) (#)	All Other Compensation(5) ($)
Robert W. Lane,	2003	$1,022,751	$1,346,112	$2,620,245	212,269	$7,272
Chairman, President &	2002	$955,206	$764,010	$0	275,941	$4,580
Chief Executive Officer	2001	$824,132	$241,893	$0	400,000	$27,624

Pierre E. Leroy,	2003	$481,720	$405,583	$339,491	27,505	$13,324
President, Worldwide	2002	$469,488	$249,143	$0	48,235	$10,814
Construction & Forestry	2001	$432,852	$82,949	$0	76,657	$61,440

Nathan J. Jones	2003	$454,700	$384,894	$491,368	39,807	$4,870
Senior Vice President and	2002	$422,331	$224,695	$0	46,541	$2,098
Chief Financial Officer	2001	$402,112	$77,158	$0	75,493	$11,498

H. J. Markley	2003	$451,098	$380,911	$451,883	36,609	$5,724
President,	2002	$399,893	$245,358	$0	40,383	$5,422
Agricultural Division	2001	$330,655	$63,336	$0	58,949	$8,858

John J. Jenkins	2003	$442,973	$372,985	$439,338	35,593	$5,028
President, Worldwide	2002	$401,414	$212,601	$0	39,262	$4,595
Commercial & Consumer Equipment	2001	$346,712	$66,069	$0	57,998	$8,225

(1)    The amounts shown include the cash and non-cash compensation we paid to the executive officer, plus amounts the officer earned but elected to defer until a later year.

(2)    Salaried employees receive additional compensation in the form of year-end cash bonus payments in each year that they meet performance goals. The amount of the bonus an executive officer received over the past three fiscal years depended upon three factors: (i) pre-bonus and pre-extraordinary item return on average assets for the year, (ii) the achievement of division cost reduction goals, and (iii) the position and salary of the executive officer. The amount of the bonus for fiscal 2001 also depended upon sales or market share goals. The amount of the bonus for fiscal 2002 also depended upon individual performance for those receiving discretionary bonuses.

(3)    The amounts for fiscal 2003 represent the market value (based on the closing market price of Deere’s stock on the date of grant) of restricted stock units granted during the fiscal year. The units vest after three years and must be held until retirement. Dividend equivalents are paid on the restricted stock units. We made no restricted stock awards to the named executive officers during fiscal 2002 or 2001. As of October 31, 2003, the total number of restricted stock shares and units and their market value (based on the closing market price) held by each of the named executive officers were as follows: Mr. Lane (56,605 shares valued at $3,431,395); Mr. Leroy (18,861 shares valued at $1,143,354); Mr. Jones (10,615 shares valued at $643,481); Mr. Markley (9,762 shares valued at $591,772); and Mr. Jenkins (9,491 shares valued at $575,344).

(4)    The amounts for each year represent market-priced options granted during that fiscal year. Additional details on the fiscal 2003 grant are included in the “Option/SAR Grants In Last Fiscal Year” table that follows.

(5)    The amounts shown for fiscal year 2003 consist of: (i) vested employer contributions to the Deere 401(k) Savings and Investment Plan of $3,360 for each of Mr. Lane, Mr. Leroy, and Mr. Jones, $5,087 for Mr. Markley, and $5,028 for Mr. Jenkins; and (ii) above-market earnings on deferred compensation of $3,912 for Mr. Lane, $9,964 for Mr. Leroy, $1,510 for Mr. Jones, and $637 for Mr. Markley. Deere’s contribution to the Deere 401(k) Savings and Investment Plan for all Deere employees during the past fiscal year was $21,013,286.

The following table shows information concerning individual grants of stock options we made during fiscal 2003 to each of our named executive officers. In addition, the table shows the potential realizable values of the grants assuming annually compounded stock price appreciation rates of five and ten percent per annum over the maximum option term. The options were granted under the John Deere Omnibus Equity and Incentive Plan and are subject to its terms. Under the Omnibus Plan, the actual option terms may be shorter than the maximum term under certain circumstances. The five and ten percent rates of appreciation are set by the rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of Deere’s stock price.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options/SARs Granted (1)(#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date(2)	5% ($)	10% ($)
Robert W. Lane	212,269	5.49%	$45.80	12/11/12	$6,114,063	$15,494,237
Pierre E. Leroy	27,505	0.71%	$45.80	12/11/12	$792,237	$2,007,684
Nathan J. Jones	39,807	1.03%	$45.80	12/11/12	$1,146,576	$2,905,648
H. J. Markley	36,609	0.95%	$45.80	12/11/12	$1,054,463	$2,672,216
John J. Jenkins	35,593	0.92%	$45.80	12/11/12	$1,025,198	$2,598,054

(1)    The number shown represents market-priced options which we granted during the fiscal year. The options become exercisable in three approximately equal installments at one, two and three years after the date that they are granted.

(2)    The options have a maximum term of ten years. The options will expire if the option holder’s employment with Deere terminates during the term of the option for any reason other than death or disability, or retirement pursuant to Deere’s disability or retirement plans. If the employee retires, the options are exercisable within five years of retirement or, if later, within one year of death.

(3)    The total potential realizable value for all Deere stockholders as a group based on 242,938,340 outstanding shares as of the 2003 fiscal year end, would be $6,997,443,843 at the 5% assumed annual rate of appreciation, and $17,732,896,562 at the 10% annual rate of appreciation. Mr. Lane’s total potential realizable value is 0.08% of the potential realizable value of all stockholders at the 5% and 10% assumed annual rates of appreciation. The ratio of the total potential realizable value of all the named executive officers to that of all stockholders is 0.14% at both the 5% and 10% assumed annual rates of appreciation.

The following table shows information concerning exercises of options and SARs during fiscal 2003 for the named executive officers. The table also shows the number and value of unexercised options (and tandem SARs) each named executive officer held as of October 31, 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (1)(#)		Value of Unexercised In-the- Money Options/SARs at Fiscal Year End (2)($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert W. Lane	0	$0	695,074	526,391	$14,296,602	$8,930,902
Pierre E. Leroy	0	$0	405,588	84,638	$9,099,758	$1,460,119
Nathan J. Jones	0	$0	203,190	95,438	$3,817,947	$1,614,830
H. J. Markley	0	$0	156,032	82,716	$3,253,067	$1,391,700
John J. Jenkins	0	$0	99,976	80,646	$1,887,044	$1,357,261

(1)    Market-priced options and SARs become exercisable one to three years after the date of grant, and have a maximum term of ten years subject to the provisions of the Omnibus Equity and Incentive Plan. Whether premium-priced options granted in December 1998 are exercisable depended on whether the price of Deere’s shares on the New York Stock Exchange equaled or exceeded the premium exercise price during each of ten consecutive trading days prior to the fifth anniversary of the grant date. The price target for the December 1998 option grant was achieved. Accordingly, these options became exercisable during 2003 at the premium exercise price and expire in December 2008.

(2)    The amounts shown represent the difference between the option exercise price and $60.62 (the closing market price for Deere common stock on October 31, 2003.) The options that were in-the-money as of October 31, 2003 were granted in the following years at the following exercise prices:

Market-Priced Options: 1995 ($34.13), 1996 ($42.69), 1997 ($56.50), 1998 ($32.53), 1999 ($41.47), 2000 ($42.07), 2001 ($42.30), and 2002 ($45.80).

Premium-Priced options: 1994 ($28.39, $31.23, and $34.07), 1996 ($40.60, $43.98, and $47.36), and 1998 ($50.97).

The following table shows information concerning long-term incentive plan awards made during fiscal 2003 to the named executive officers. The awards were made under the John Deere Mid-Term Incentive Bonus Plan approved by stockholders at the February 2003 annual meeting and are subject to its terms.

LONG-TERM INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts Under Non-Stock-Price-Based Plans (2)
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout (1)	Threshold ($)	Target ($)	Maximum ($)
Robert W. Lane	0	2, 3, 4 years	$1,400	$2,100,600	$4,201,200
Pierre E. Leroy	0	2, 3, 4 years	420	$629,607	$1,259,214
Nathan J. Jones	0	2, 3, 4 years	420	$629,607	$1,259,214
H. J. Markley	0	2, 3, 4 years	420	$629,607	$1,259,214
John J. Jenkins	0	2, 3, 4 years	420	$629,607	$1,259,214

(1)    The initial awards under the John Deere Mid-Term Incentive Bonus Plan were made in fiscal 2003. The Compensation Committee of the Board established shareholder value added as the performance measure and intends to establish performance periods generally consisting of four fiscal years. Generally, shareholder value added is defined as operating income before taxes and mid-term performance bonuses, less the cost of capital. Beginning on November 1, 2003, three initial transition performance periods were established consisting of two, three and four fiscal years. The Committee also determined that fiscal year 2003 shareholder value added would only be counted in the transition plans if it was greater than zero.

(2)    No awards will be paid unless at least $1,000,000 of shareholder value added is generated for a performance period and the maximum award will be earned if $3,000,000,000 of shareholder value added is generated during a performance period. The amounts in the table represent the awards that could be payable at the end of each of the three initial performance periods depending upon actual performance during the period.

PENSION BENEFITS

Under Deere’s pension program, employees in executive salary grades (“executives”) receive an annual pension determined by the following formula:

•	1.5% times the employee’s number of years of non-executive service times the executive’s average pensionable pay; plus

•	2.0% times the number of years the employee served as an executive times the executive’s average pensionable pay.

Executives participating in the executive program prior to 1997 chose one of the following two options for “average pensionable pay”:

•	The executive’s compensation for the five highest years, not necessarily consecutive, during the 10 years immediately preceding the date of retirement. If the executive elected this option, compensation is calculated by adding the executive’s salary to the larger of (i) the sum of short-term bonuses, or (ii) any payments under the long-term incentive plan, awards under the restricted stock plan, or, after 1998, a prorated amount of awards under the equity incentive plan, or, after 2000, the target amount of short-term bonuses; or

•	The executive’s compensation over his entire career with Deere (“career average compensation”). If the executive elected this option, compensation is calculated by adding the executive’s salary to any short-term bonuses.

The maximum annual pension an executive may receive if “average pay” is determined under the first alternative is 66.67% of his or her average pensionable pay.

In addition, for salaried employees hired prior to 1997 who elected the second option, career average compensation includes the average of the executive’s compensation for the executive’s five anniversary years prior to 1997, plus all future compensation the executive receives until retirement (with bonuses paid in 1992 through 1996 phased into the computation over five years.) Participants who became eligible for the executive program after January 1, 1997 do not have an election as to how average pensionable pay will be calculated; instead, the calculation is based exclusively on the career average compensation formula described above. Average pensionable pay is calculated in all cases using the entire amount of relevant compensation the executive earned, even if the executive elected to defer receipt of some of the compensation until a later time under Deere’s deferral programs.

A salaried employee who is not eligible for the executive pension receives an annual pension benefit of 1.5% for each year of service times his or her average pensionable pay. Employees hired before 1997 chose one of the following two options for “average pensionable pay”:

•	the employee’s base salary for the five highest years during the 10 years immediately preceding the date of retirement; or

•	the employee’s career average compensation. Compensation is calculated by adding the employee’s salary to any bonus awarded under the performance bonus plan.

In addition, for employees hired prior to 1997, career average compensation generally will include the average of compensation from the five anniversary years prior to 1997 plus all future compensation until retirement (with bonuses paid in 1992 through 1996 phased into the computation over five years.) After January 1, 1997, the average pensionable pay for new salaried employees who are not entitled to the executive pension is based exclusively on career average salary and performance bonuses. For salaried employees, including executives, participating in the career average compensation option, we make enhanced contributions to the employee’s 401(k) retirement savings account. In addition, depending on the employee’s years of service as of January 1, 1997, the employee’s minimum age to retirement with full benefits may be increased.

The estimated annual pensions payable upon retirement at age 65 for the following named executive officers is: Mr. Lane, $1,296,724; Mr. Leroy, $550,148; Mr. Jones, $483,475, Mr. Markley, $416,318, and Mr. Jenkins, $368,884. The estimated annual pensions shown are based on a straight-life annuity. Pension benefits are not reduced for any social security benefits or other offset amounts that the executive or employee may receive.

We have used the following assumptions in computing the estimated annual pension payments:

•	we continue our pension plans without further amendment;

•	each of the named executive officers continues as a Deere executive until retirement at age 65;

•	salaries continue at 2003 levels; and

•	bonuses are paid at target earnings goals.

CHANGE IN CONTROL SEVERANCE AGREEMENTS AND OTHER ARRANGEMENTS

We have entered into severance agreements with our executive officers, including each of the named executive officers. These severance agreements are intended to provide for continuity of management if there is a change in control of Deere. The agreements have an initial term of three years and are automatically extended in one-year increments, unless we give notice of termination to the executive at least six months prior to the expiration of his or her current agreement. If we do give notice to terminate an agreement, the agreement will continue to be effective until the end of its then remaining term. However, we may not give notice of termination of the agreement within the six months following a “potential change in control” (as defined in the agreements).

If a “change in control” (as defined in the agreements) occurs, the agreements will continue to be effective for the longer of: (i) twenty-four months beyond the change in control; or (ii) until we have satisfied our obligations under the agreements. A “change in control” is defined generally as any change in control of Deere that is required to be reported in a proxy statement by Regulation 14A under the Securities Exchange Act. The following are “change in control” events:

•	any “person,” as defined in the Securities Exchange Act (with certain exceptions), acquires 30 percent or more of Deere’s voting securities;

•	a majority of Deere’s directors are replaced during the term of the agreements without the approval of at least two-thirds of the existing directors or directors previously approved by the then existing directors;

•	any merger or business combination of Deere and another company, unless the outstanding voting securities of Deere prior to the transaction continue to represent at least 60% of the voting securities of the new company; or

•	Deere is completely liquidated, or all or substantially all of Deere’s assets are sold or disposed of.

The following are “potential change in control” events:

•	Deere enters into an agreement that would result in a change in control (as described above); or

•	any “person” acquires 15 percent or more of Deere’s voting securities, and the Board resolves that a potential change in control has occurred.

Under the severance agreements, an executive is entitled to receive severance payments in either of the following situations:

•	Deere terminates the executive within the six months preceding or within 24 months following the change in control, other than for death, disability or for “cause” (as defined in the agreements); or

•	The executive terminates his or her employment for “good reason” (as defined in the agreements) within 24 months following a change in control.

If the executive officer is entitled to receive a severance payment, he or she will receive the following amounts in a lump-sum payment:

•	three times:

•	the executive’s then base salary; plus

•	the greater of (i) the average of the bonuses paid to the executive under our Performance Bonus Plan for the three complete fiscal years immediately prior to the termination; and (ii) the target bonus amount for the fiscal year in which the termination occurs;

•	a pro-rated bonus, calculated through the date of termination, and earned but unpaid base salary and vacation pay;

•	the amount by which the supplemental retirement benefit to which the executive would have become entitled had employment continued for an additional three years exceeds the supplemental retirement benefit to which the executive is entitled based on actual age and credited service;

•	three times Deere’s contributions on behalf of the executive under our defined contribution plans for the plan year preceding termination (or, if greater, for the plan year immediately prior to the change in control); and

•	the number of the executive’s then outstanding unexercisable stock options multiplied by the positive difference, if any, between the price per share of Deere common stock on the executive’s termination date and the per share option exercise price.

In general, if any payments made under the severance agreements would be subject to the excise tax that the Internal Revenue Code imposes on excess parachute payments, we will cap the total payments we make to the executive at the excise tax threshold, so that no excise tax will be imposed. However, we will pay the full amount due under the severance agreements, and we will “gross-up” the executive officer’s compensation for this excise tax, for any federal, state and local income taxes applicable to the excise tax, and for tax penalties and interest, if this approach would result in the executive receiving an amount that exceeds the capped amount by at least ten percent.

We will continue to cover the executive under our welfare benefit plans for health care, life and accidental death and dismemberment insurance, and disability insurance for the three years following the date of a covered termination. We will discontinue these benefits if the executive receives substantially similar benefits from another employer. In addition, we will pay the executive’s reasonable legal fees and expenses if the executive must hire a lawyer to enforce the agreement. As part of the agreements, the executives agree not to disclose or to use for their own purposes confidential and proprietary Deere information, and, for a period of two years following termination of employment, not to induce Deere employees to leave Deere, or to interfere with Deere’s business.

In addition to the severance agreements described above, several of our compensation plans have change in control provisions:

•	Under the Performance Bonus Plan, participants as of the date of a change in control will be entitled to the greater of either (i) a bonus based on actual performance results to the date of the change in control, or (ii) their target bonus.

•	Under the Mid-Term Incentive Bonus Plan, participants as of the date of a change in control will be entitled to a bonus based on actual performance results to such date.

•	Under the Omnibus Equity and Incentive Plan, in the event of a change in control, unless the Board determines otherwise, all restrictions and vesting requirements terminate, all stock options become exercisable for the remainder of their term, and the value of other awards will be cashed out in amounts that are determined under the plan.

•	Under the Supplemental Pension Benefit Plan, in the event of a change in control participants who are no longer Deere employees will be eligible for benefits under the plan notwithstanding their age at their termination of employment with Deere.

•	Under the Deferred Compensation Plan, in the event of certain changes in control, amounts deferred may become payable immediately, or the plan may be modified to reflect the impact of the change in control.

The following table shows the total number of outstanding options and shares available for future issuances under our equity compensation plans as of October 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	21,369,403 (1)	$42.57	12,840,960 (2)
Equity Compensation Plans Not Approved by Security Holders	-0-	—	-0- (3)
Total	21,369,403	$42.57	12,840,960

(1)    This amount includes 177,177 restricted stock units awarded under the John Deere Omnibus Equity and Incentive Plan. The units are payable only in stock either five years after the award or upon retirement. The weighted-average exercise price information in column (b) does not include these units.

(2)    This amount includes 220,229 shares available under the John Deere Nonemployee Director Stock Ownership Plan for future awards of restricted stock and 12,620,731 shares available under the John Deere Omnibus Equity and Incentive Plan of which 775,125 shares are available for future awards other than options and stock appreciation rights. Under the John Deere Omnibus Equity and Incentive Plan, we may award shares as performance awards, restricted stock or restricted stock equivalents, or other awards consistent with the purposes of the plan as determined by the Compensation Committee. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares.

(3)    Deere currently has no equity compensation plans, other than 401(k) savings plans, that are not approved by security holders.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Next year’s annual meeting of stockholders will be held on February 23, 2005. If you intend to present a proposal at next year’s annual meeting, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to the Corporate Secretary at the address below. The Secretary must receive this proposal no later than September 17, 2004.

If you want to present a proposal at next year’s annual meeting, without including the proposal in the proxy statement, or if you want to nominate one or more directors, you must provide written notice to the Corporate Secretary at the address below. The Secretary must receive this notice not earlier than October 26, 2004 and not later than November 25, 2004.

Notice of a proposal must include, for each matter, a brief description of the matter to be brought before the meeting; the reasons for bringing the matter before the meeting; and your name, address, the class and number of shares you own, and any material interest you may have in the proposal.

Notice of a nomination must include your name, address, the class and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. You must submit the nominee’s consent to be elected and to serve. Deere may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. Directors of Deere must tender their resignation from the Board upon any material change in their occupation, career or principal business activity, including retirement. Directors must retire from the Board upon the first annual meeting of stockholders following the directors’ 71st birthday.

Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the following address.

The Secretary will forward the proposals and recommendations to the Corporate Governance Committee for consideration.

Corporate Secretary Deere & Company One John Deere Place Moline, Illinois 61265-8098

COST OF SOLICITATION

Deere pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Deere has made arrangements with brokers, banks and other holders of record to send proxy materials to you, and Deere will reimburse them for their expenses in doing so.

Deere has retained Georgeson Shareholder Communications Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $10,000 plus reimbursement of certain out-of-pocket expenses. In addition to their usual duties, directors, officers and a few regular employees of Deere may solicit proxies personally or by telephone, fax or e-mail. They will not receive special compensation for these services.

Moline, Illinois January 15, 2004	For the Board of Directors, JAMES H. BECHT Secretary

APPENDIX A

AUDIT REVIEW COMMITTEE CHARTER

April 26, 1977
As Amended August 29, 1990; August 25 1993; December 5, 1995;
September 11, 2001; February 26, 2003; and December 3, 2003

RESOLVED, that the Audit Review Committee Charter is as follows:

RESOLVED, that there be and hereby is created a committee to be known as the Audit Review Committee to assist the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company, and that the Audit Review Committee shall consist of at least three directors, all of whom meet the independence and financial literacy requirements of law and of the New York Stock Exchange. A quorum shall exist when at least half the members of the committee are present. At least one member of the committee will meet the accounting or related financial management expertise requirement established by the Board of Directors. The members of the Audit Review Committee and the Chair thereof shall be designated by the Board of Directors.

FURTHER RESOLVED, that the certified public accountants engaged to audit the Company (the “external auditors”) shall be ultimately accountable to the Board of Directors and this Audit Review Committee.

FURTHER RESOLVED, that this Audit Review Committee shall have the sole authority and be directly responsible for the selection, retention, evaluation and, where appropriate, replacement of the external auditors as well as for the compensation and oversight of the work of the external auditors.

FURTHER RESOLVED, that the following are the primary responsibilities of the Audit Review Committee and are set forth only for its guidance. The Audit Review Committee may, from time to time, adopt procedures as it deems appropriate in carrying out its oversight functions and may perform such other functions as may be assigned to it by law or regulation, this Charter, the Company’s Articles of Incorporation, or Bylaws, or by the Board of Directors. The Audit Review Committee shall:

(1)	Select, retain, evaluate and, where appropriate, replace, a firm of certified public accountants to conduct the audit of the Company’s financial statements to be filed with the Securities and Exchange Commission, and approve all audit engagement fees and terms.

(2)	Assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the external auditors’ qualifications and independence; and (iv) the performance of the Company’s internal audit function and external auditors.

(3)	Determine whether to recommend to the Board of Directors that the Company’s financial statements be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission. To carry out this responsibility, the Audit Review Committee shall:

•	review the disclosure to be included in the Management’s Discussion and Analysis;

•	review and discuss the results of each external audit of the Company’s audited financial statements with management and the external auditors;

•	discuss with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

•	review and discuss with the external auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Company’s external auditors;

•	based upon the reviews and discussions, prepare and issue its report for inclusion in the Company’s proxy statement.

(4)	Consider whether the provision by the external auditors of services not related to the audit of the annual financial statements included in the Company’s Form 10-K and the reviews of the interim financial statements included in the Company’s Forms 10-Q, including disclosures in the Management’s Discussion and Analysis, for such year is compatible with maintaining the external auditors’ independence.

(5)	Review the scope of, and plans for, the annual audit by the external auditors.

(6)	Meet with each of management, the internal auditors, the external auditors and the General Counsel at least quarterly, both collectively and in separate executive sessions.

(7)	Meet with management and the external auditors in order to discuss (i) the critical accounting policies and practices to be used, including critical accounting estimates, the selection of initial accounting policies, reasons why certain policies are or are not considered critical, and how current and future events affect that determination; (ii) the alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditors; and (iii) other material written communications between the external auditors and management, such as any management letter or schedule of unadjusted differences, the management representation letter, internal controls reports, schedules of material adjustments and proposed reclassifications, listings of adjustments and reclassifications not recorded, engagement letters and independence letters.

(8)	Discuss at least quarterly with management and the external auditors the quarterly financial information prior to the Company’s filing of quarterly reports on Form 10-Q or 10-K, including disclosures in the Management’s Discussion and Analysis, and any matters to be communicated to the Audit Review Committee under generally accepted auditing standards, or to authorize the Chair of the Audit Review Committee to conduct such discussions.

(9)	Discuss with management earnings press releases, financial information and earnings guidance provided to analysts and rating agencies, with particular attention to the use of pro forma or adjusted non-GAAP information.

(10)	Review annually the Company’s procedures relating to its Business Conduct Guidelines and meet periodically with the General Counsel concerning litigation and legal and regulatory compliance.

(11)	Meet at a minimum of once each fiscal year with members of the internal audit department to review and discuss the internal audit function, including staffing, and the system of internal accounting control, such meetings to include private sessions with the senior executive in charge of the internal audit department.

(12)	Review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

(13)	Report Audit Review Committee activities to the full Board of Directors on a regular basis.

(14)	Discuss with management and the external auditors policies with respect to risk assessment and risk management.

(15)	Set clear hiring policies for employees and former employees of the Company’s external auditors, consistent with applicable law and regulation.

(16)	Assure the rotation of the lead, concurring and other audit partners as required by applicable law.

(17)	Review with the lead audit partner whether any of the audit partners receive any discretionary compensation from the audit firm with respect to procuring engagements with the Company to provide services other than audit, review or attest services.

(18)	Establish procedures for (i) the receipt, retention and treatment of complaints about accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(19)	Approve all engagements for the provision of audit services and permissible non-audit services by the Company’s external auditors or any other public accountant when applicable law or regulation requires public accountant independence in connection with the engagement. Such approval may be made by any member of the committee between meetings of the committee. Such approval shall then be reported at the next committee meeting.

(20)	Review with the external auditors any audit problems or difficulties and management’s response.

(21)	Review at least annually a report by the external auditors describing (i) the external auditors’ internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review or peer review of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the external auditors and the Company.

(22)	Conduct a review on an annual basis of the committee’s performance.

(23)	Retain legal, accounting or other consultants for advice and assistance as deemed necessary or appropriate by the committee.

FURTHER RESOLVED, that the Company shall provide for appropriate funding, as determined by the committee, for payment: to the external auditors; to any legal, accounting or other consultants retained by the committee; and for ordinary administrative expenses of the committee that are necessary and appropriate in carrying out its duties.

FURTHER RESOLVED, that in discharging its oversight responsibilities, the Audit Review Committee shall have unrestricted access to the Company’s management, books and records.

FURTHER RESOLVED, that it is the responsibility of management of the Company to establish and maintain internal financial controls and to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and it is the responsibility of the external auditors for the Company to audit those financial statements and to express an opinion on the financial statements. The Audit Review Committee’s responsibility is one of oversight. The Audit Review Committee is not providing any special assurance as to the Company’s financial statements or the audit of those financial statements by the external auditors.

FINALLY RESOLVED, that members of the Audit Review Committee shall be entitled to rely, to the fullest extent permitted by law, on the accuracy of the representations made and the financial and other information provided to the Audit Review Committee by persons and organizations within and outside the Company.

DIRECTIONS TO THE DEERE & COMPANY WORLD HEADQUARTERS
One John Deere Place, Moline, Illinois 61265-8098

The annual meeting will be held in the auditorium of the Deere & Company World Headquarters, which is located at One John Deere Place, Moline, Illinois. John Deere Place intersects the north side of John Deere Road east of 70th Street, Moline. The entrance to the World Headquarters and parking are on the east side of the building.

    From Chicago (or the east)

Take I-290 (Eisenhower Expressway) west to I-88 West (East-West Tollway) which turns into IL5/John Deere Road. Follow IL5/John Deere Road to John Deere Place. Turn right onto John Deere Place. Follow for about ¼ mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

    From Des Moines (or the west)

Take I-80 east to exit number 298. Exit onto I-74 East. Follow for about 9¼ miles to the IL5 East/John Deere Road exit (Exit number 4A). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for about ¼ mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

    From Peoria (or the south)

Take I-74 west to the I-280 West exit. Exit onto I-280 West. Follow for about 10 miles to exit number 18A. Exit onto I-74 West. Follow for about ½ mile to the IL5 East/John Deere Road exit (Exit number 4B). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for ¼ mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

Printed on Recycled Paper

DEERE & COMPANY STOCKHOLDER RELATIONS ONE JOHN DEERE PLACE MOLINE, IL 61265-8098

VOTE BY TELEPHONE AND INTERNET
24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deere & Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned the proxy card.

If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

YOUR VOTE IS IMPORTANT.
THANK YOU FOR VOTING!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DEERE1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DEERE & COMPANY

The Directors recommend a vote FOR all Nominees.

1.	Election as Directors

	Nominees:	01 - Robert W. Lane, 02 - Antonio Madero B., 03 - Aulana L. Peters and 04 - John R. Walter.	For All	Withhold All		For All Except		To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

			|_|	|_|		|_|

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

To receive your materials electronically in the future, please go to www.icsdelivery.com/de to enroll.

For address changes and/or comments, please check this box and write them on the back where indicated.					|_|

Please indicate if you wish to discontinue receipt of the Annual Report by mail.					|_|		|_|
					Yes		No

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners)				Date

Dear Stockholders:

It is a pleasure to invite you to the 2004 Annual Meeting of Stockholders of Deere & Company. The meeting will be held at 10 A.M. central time on Wednesday, February 25, 2004 at the Deere & Company World Headquarters, One John Deere Place, Moline, Illinois.

The Notice of the Meeting and Proxy Statement enclosed cover the formal business of the meeting, which includes election of Directors, and any other business to properly come before the meeting. The rules of conduct for the meeting include the following:

1.	No cameras, sound equipment or recording devices may be brought into the auditorium.

2.

There will be a discussion period at the end of the meeting. If you wish to present a question or comment, please wait for an attendant to provide a microphone, then begin by stating your name, indicating the city and state where you reside, and confirming that you are a stockholder. If you have a question for someone at the meeting other than the Chairman, please write the question and the name of the person you wish to ask on a piece of paper (along with your name, city and state and confirmation that you are a stockholder) and give it to an attendant prior to the start of the meeting.

3.

The Chairman is authorized to impose reasonable time limits on the remarks of individual stockholders and has discretion to rule on any matters that arise during the meeting. Personal grievances or claims are not appropriate subjects for the meeting.

4.

Voting results announced at the meeting by the Inspectors of Voting are preliminary. Final results will be included in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the second quarter of fiscal 2004.

5.	Cell phones, pagers and similar devices should be silenced.

Detach Proxy Card Here

DEERE & COMPANY
PROXY - ANNUAL MEETING / 25 FEBRUARY 2004

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Deere & Company on February 25, 2004.

The undersigned appoints each of Robert W. Lane and James H. Becht, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters.

Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Change of Address and or Comments:

(If you noted a change of address and/or comments above, please mark box on the reverse side)